                                                                   EXHIBIT 21.01

                       LIST OF WHOLLY OWNED SUBSIDIARIES
                         RATIONAL SOFTWARE CORPORATION

NAME                                     JURISDICTION OF INCORPORATION
--------------------------------------   -----------------------
Rational Software Holdings Corp.         Delaware

Rational Software Technology Corp.       Delaware

Rational Software SPC Corp.              Delaware

Rational International                   California

Rational Software Canada Co.             Canada

ObjecTime, Ltd.                          Canada

Rational Software Corporation Ltd.       United Kingdom

Rational Software SARL                   France

Rational Software GmbH                   Germany

Rational Software Holdings B.V.          Netherlands

Rational Software Benelux B.V.           Netherlands

Rational Software International B.V.     Netherlands

Rational Software Belgium                Belgium

Rational Software Nordic A.B.            Sweden

Rational Software Finland Oy             Finland

Rational Software Norway AS              Norway

Rational Software Denmark A/S            Denmark

Rational Software Schweiz GmbH           Switzerland

Rational Software s.r.l.                 Italy

Rational Software GmbH                   Austria

Rational Software Israel Ltd.            Israel

Rational Software Pty Ltd.               Australia

Rational Software Pte Ltd.               Singapore

Rational Software Korea Ltd.             Korea

Rational Software Corp. Pvt. Ltd.        India

Rational Software New Zealand Limited    New Zealand

Rational Software Greater China Ltd.     Hong Kong

Nihon Rational K.K.                      Japan

Rational Software Do Brasil Ltda.        Brazil

Rational Software S.A. de C.V.           Mexico

                                      54